EXHIBIT 99.1

TF Financial Corporation Reports Improved First Quarter 2013 Results and Quarterly Dividend

NEWTOWN, Pa., April 25, 2013 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,223,000 ($0.45 per diluted share) for the first quarter of 2013, a 5.9% increase when compared with $1,155,000 ($0.42 per diluted share) for the first quarter of 2012. The Company also announced that its Board of Directors declared a quarterly dividend of $0.05 per share, payable May 15, 2013, to shareholders of record on May 8, 2013.

"We produced another consistent, profitable quarter in which there was excellent progress in reducing problem assets," said Kent C. Lufkin, President and Chief Executive Officer. "Nonperforming loans declined to $7.6 million or 1.45% of total loans at quarter end, down from $13.9 million or 2.79% of total loans at quarter-end a year ago. Notably, foreclosed properties were reduced by $3.1 million year-over-year to $7.2 million at March 31, 2013."

"Encouragingly, the local economy continues to improve and good, well-qualified borrowers are stepping up both consumer and commercial loan demand as they re-enter the marketplace. Our commercial loan pipelines are currently stronger than at any point of the past 24 months," Lufkin said.

Results for the first quarter included:

  Pre-tax income was $1,804,000 for the quarter, an increase of $331,000 over the first quarter of 2012. The key drivers of this increase were an $86,000 increase in net interest income, a $61,000 decrease in the provision for loan losses and a $158,000 increase in non-interest income, mainly the result of a $417,000 gain related to an eminent domain matter affecting a parcel of Company property, a $153,000 increase over the amount recorded in 2012 related to the same matter, which is now finalized. Weighing on operating results during the first quarter of 2013 compared with the first quarter of 2012 were $320,000 of merger costs, treated as non-deductible for tax purposes at this time, related to the previously-announced agreement for the acquisition of Roebling Financial Corp, Inc. by the Company. These expenses were largely the cause of the increase in the Company's effective tax rate to 32.2% during the first quarter of 2013 from 21.6% during the first quarter of 2012.
  Net interest income was $5,878,000 which was an $86,000 or 1.5% increase when compared with the first quarter of 2012, driven by a $25.3 million increase in average earning assets, while the Company's net interest margin decreased by a modest 5 basis points to 3.73% from 3.78%. The yields on the Company's interest-earning assets fell by 38 basis points for the first quarter of 2013 compared with the first quarter of 2012, mainly due to the consequences of record-low market interest rates which have existed since the first quarter of 2012, causing mortgage loan borrowers to refinance their higher rate loans into those with lower rates and the resulting downward drift in the Company's loan and mortgage-backed securities yields. However, the cost of the Company's interest bearing liabilities improved by 34 basis points since the first quarter of 2012, primarily the result of a 24 basis point or 31.2% improvement in the cost of deposits, due to a favorable change in the deposit pricing and mix, and the maturity of time deposits which had been originated during periods of higher market interest rates.
  The provision for loan losses was $439,000 for the quarter compared with $500,000 for the first quarter of 2012. The allowance for loan losses stood at approximately $6.7 million at March 31, 2013. Charge-offs during the first quarter of 2013 were $699,000 compared with $1.6 million during the first quarter of 2012. The allowance for loan losses was 1.26% of total loans and 87.12% of non-performing loans at March 31, 2013.
  Asset quality continued to show improvement with total non-performing assets at 2.07% of total assets, down from 2.20% at year end 2012 and 3.48% at March 31, 2012. Non-performing loans were $7.6 million or 1.45% of total loans at quarter end compared with $8.4 million or 1.56% of total loans at December 31, 2012 and $13.9 million or 2.79% of total loans at March 31, 2012. Foreclosed property at March 31, 2013 was $7.2 million compared with $7.3 million at December 31, 2012 and $10.2 million at March 31, 2012.
  Loans totaled were $528.2 million, a $29.9 million or 6.0% increase since the end of the first quarter of 2012. Mortgage loans originated for sale were $11.7 million compared with $15.9 million for the first quarter of 2012.
  At quarter end, total deposits were $571.3 million, an $11.0 million or 2.0% increase when compared with December 31, 2012, led by a $5.0 million increase in non-interest bearing checking accounts.
  Non-interest expenses were $26,000 lower in the first quarter of 2013 compared to the first quarter of 2012. However, excluding merger-related expenses, total non-interest expenses were $346,000 lower during the first quarter of 2013 compared with the first quarter of 2012, with each category of expenses showing improvement. The Company's efficiency ratio, which excludes certain non-operating items, was 64.56% during the first quarter of 2013 compared with 70.55% during the first quarter of 2012.

TF Financial Corporation is a holding company whose principal subsidiary is 3rd Fed Bank, which operates 13 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. Deposits at 3rd Fed Bank are insured up to the maximum amount by the Federal Deposit Insurance Corporation (FDIC). In addition, the Bank's website can be found at www.3rdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

EARNINGS SUMMARY

Interest income	$ 6,857	$ 7,234	$ 7,395	$ 7,328	$ 7,263
Interest expense	979	1,048	1,141	1,277	1,471
Net interest income	5,878	6,186	6,254	6,051	5,792
Loan loss provision	439	650	750	500	500
Non-interest income	1,395	1,196	914	739	1,237
Non-interest expense	5,030	4,690	4,466	4,649	5,056
Income before taxes	1,804	2,042	1,952	1,641	1,473
Income taxes	581	536	479	392	318
Net income	$ 1,223	$ 1,506	$ 1,473	$ 1,249	$ 1,155

PER SHARE INFORMATION

Earnings per share, basic	$ 0.45	$ 0.55	$ 0.54	$ 0.46	$ 0.42
Earnings per share, diluted	$ 0.45	$ 0.55	$ 0.54	$ 0.46	$ 0.42

Weighted average basic shares (000's)	2,738	2,733	2,729	2,724	2,719
Weighted average diluted shares (000's)	2,742	2,734	2,732	2,728	2,722

Dividends paid	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.05

FINANCIAL RATIOS

Annualized return on average assets	0.70%	0.86%	0.84%	0.74%	0.68%
Annualized return on average equity	5.92%	7.21%	7.21%	6.31%	5.94%
Efficiency ratio (1)	64.56%	60.98%	60.24%	62.34%	70.55%

REGULATORY CAPITAL RATIOS
Tier 1 leverage ratio	10.50%	10.45%	10.47%	10.45%	10.21%
Total risk-based capital ratio	17.90%	17.89%	17.62%	17.37%	17.41%
Tier 1 risk-based capital ratio	16.65%	16.63%	16.37%	16.13%	16.16%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
AVERAGE BALANCES

Loans	$ 525,275	$ 530,026	$ 527,195	$ 501,757	$ 493,396
Mortgage-backed securities	41,988	49,383	55,820	61,580	61,971
Investment securities	65,131	63,773	64,304	68,181	67,035
Other interest-earning assets	28,877	6,482	393	3,074	13,619
Total earning assets	661,271	649,664	647,712	634,592	636,021
Non-earning assets	46,572	46,985	46,168	48,329	50,557
Total assets	707,843	696,649	693,880	682,921	686,578

Deposits	560,750	539,653	538,637	550,040	554,523
FHLB advances and other borrowed money	56,114	66,223	66,740	46,785	47,387
Total interest bearing liabilities	616,864	605,876	605,377	596,825	601,910
Non-interest bearing liabilities	7,216	7,629	7,179	6,486	6,523
Stockholders' equity	83,763	83,144	81,324	79,610	78,145
Total liabilities & stockholders' equity	$ 707,843	$ 696,649	$ 693,880	$ 682,921	$ 686,578

SPREAD AND MARGIN ANALYSIS (TAX EQUIVALENT)

Average yield on:
Loans	4.68%	4.76%	4.86%	4.99%	5.05%
Mortgage-backed securities	2.64%	3.04%	3.23%	3.68%	3.50%
Investment securities	4.43%	4.37%	4.32%	4.31%	4.27%
Other interest-earning assets	0.06%	0.37%	0.00%	0.00%	0.06%
Total interest-earning assets	4.33%	4.55%	4.66%	4.77%	4.71%

Average cost of:
Deposits	0.53%	0.54%	0.59%	0.68%	0.77%
FHLB advances and other borrowed money	1.79%	1.87%	2.01%	3.02%	3.44%
Total interest-bearing liabilities	0.64%	0.69%	0.75%	0.86%	0.98%

Interest rate spread	3.68%	3.86%	3.91%	3.91%	3.73%
Net interest margin	3.73%	3.90%	3.96%	3.96%	3.78%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
INTEREST INCOME AND EXPENSE DETAIL

Interest income on:
Loans	$ 6,066	$ 6,341	$ 6,436	$ 6,231	$ 6,197
Mortgage-backed securities	273	377	453	564	539
Investment securities	711	701	699	731	712
Other interest-earning assets	4	6	--	--	2
Total interest-earning assets	$ 7,054	$ 7,425	$ 7,588	$ 7,526	$ 7,450

Interest expense on:
Deposits	$ 731	$ 737	$ 803	$ 926	$ 1,066
FHLB advances and other borrowed money	248	311	338	351	405
Total interest-bearing liabilities	$ 979	$ 1,048	$ 1,141	$ 1,277	$ 1,471

Net interest income: tax equivalent basis	$ 6,075	$ 6,377	$ 6,447	$ 6,249	$ 5,979
Tax equivalent adjustment on investment securities	197	191	193	198	187
Net interest income	$ 5,878	$ 6,186	$ 6,254	$ 6,051	$ 5,792

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 497	$ 484	$ 433	$ 448	$ 458
Impairment adjustment to mortgage servicing rights	33	50	(53)	(75)	39
Bank-owned life insurance	143	147	152	152	152
Gain on sale of investment securities	--	85	--	--	--
Gain on sale of loans	305	430	382	214	324
Gain on disposition of real estate	417	--	--	--	264

NON-INTEREST EXPENSE DETAIL

Compensation and benefits	$ 2,817	$ 2,760	$ 2,651	$ 2,697	$ 2,874
Occupancy and equipment	697	727	686	672	710
Professional fees	288	302	349	174	351
Merger-related costs	320	108	--	--	--
Marketing and advertising	39	79	76	106	85
FDIC insurance premiums	110	149	146	150	151
Loss on foreclosed real estate	178	46	--	246	179
Operating expenses on foreclosed real estate	46	60	78	94	108
Other operating	535	459	480	510	598

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	PERIOD ENDED
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
DEPOSIT INFORMATION

Non-interest checking	$ 57,422	$ 52,433	$ 50,421	$ 47,826	$ 49,408
Interest checking	78,263	76,370	70,797	74,925	69,195
Money market	156,736	153,827	153,351	151,375	154,417
Savings	108,554	106,268	106,693	107,924	108,219
CD's	170,355	171,417	152,011	164,990	180,962

OTHER INFORMATION

Per Share

Book value	$ 29.37	$ 29.23	$ 28.89	$ 28.25	$ 27.71
Tangible book value	$ 27.85	$ 27.70	$ 27.37	$ 26.73	$ 26.18
Closing market price	$ 25.15	$ 23.83	$ 23.79	$ 24.66	$ 24.20

Balance Sheet

Loans	$ 528,229	$ 534,348	$ 541,610	$ 519,946	$ 498,357
Cash and cash equivalents	48,690	31,137	3,712	4,367	22,340
Mortgage-backed securities	38,320	44,639	51,463	58,753	63,988
Investment securities	63,987	65,041	63,822	66,012	69,556
Total assets	716,002	711,836	697,056	685,387	693,421
Total deposits	571,330	560,315	533,273	547,040	562,201
FHLB advances and other borrowed money	54,151	60,656	75,156	51,084	46,685
Stockholders' equity	83,408	82,945	81,965	80,102	78,528

Asset Quality

Non-performing loans	$ 7,647	$ 8,359	$ 10,400	$ 12,566	$ 13,889
Allowance for loan losses	$ 6,662	$ 6,922	$ 6,772	$ 6,163	$ 6,981
Net charge-offs	$ 699	$ 500	$ 141	$ 1,318	$ 1,619
Allowance for loan losses to non-performing loans	87.12%	82.81%	65.12%	49.05%	50.26%
Allowance for loan losses to gross loans	1.26%	1.30%	1.25%	1.19%	1.40%
Non-performing loans to gross loans	1.45%	1.56%	1.92%	2.42%	2.79%
Non-performing loans to total assets	1.07%	1.17%	1.49%	1.83%	2.00%
Foreclosed property	$ 7,170	$ 7,282	$ 7,619	$ 6,625	$ 10,247
Foreclosed property to total assets	1.00%	1.02%	1.09%	0.97%	1.48%
Non-performing assets to total assets	2.07%	2.20%	2.59%	2.80%	3.48%

Statistical

Shares outstanding (000's)	2,840	2,838	2,837	2,835	2,834
Number of branch offices	13	13	14	14	14
Full time equivalent employees	165	167	167	171	176

(1) The efficiency ratio is non-interest expense excluding merger-related costs and loss on foreclosed real estate divided by net interest income on a tax equivalent basis plus non-interest income excluding impairment adjustment to mortgage servicing rights, gain on sale of investment securities, and gain on disposition of real estate.
CONTACT: Dennis R. Stewart, EVP/CFO
         (215) 579-4000